Exhibit 99.1

THE ADVISORY BOARD COMPANY ANNOUNCES AGREEMENTS FOR THE SALE OF ITS HEALTH CARE AND EDUCATION BUSINESSES

STOCKHOLDERS TO RECEIVE CASH VALUE CURRENTLY ESTIMATED AT $54.29 PER SHARE

The Advisory Board Company’s Health Care Business to be Acquired by Optum

The Advisory Board Company’s Education Business to be Acquired by Vista Equity Partners

WASHINGTON, D.C. – (August 29, 2017) – The Advisory Board Company (NASDAQ: ABCO), a distinctive provider of research, technology and consulting to health care organizations and education institutions, today announced that it has entered into a definitive merger agreement to sell its health care business to Optum, a leading health services company, and a definitive purchase agreement to sell its education business to affiliates of Vista Equity Partners, a leading investment firm. Stockholders of the Company would receive estimated cash per share of $54.29, which includes a fixed amount of $52.65 per share and the after-tax value at closing of the Company’s 7.6% stake in Evolent Health, Inc., which has been estimated as of August 28, 2017. Total merger transaction value, including the after-tax proceeds for the sale of the education business, is approximately $2.58 billion.

Prior to the closing of the merger of the health care business with Optum, affiliates of Vista will acquire the Company’s education business, including Royall & Company, for $1.55 billion, subject to customary adjustments.

Following the closing of the education transaction, the Company’s health care business will merge with Optum for $1.3 billion, including the assumption of The Advisory Board Company’s debt. All of the outstanding shares of common stock of the Company will be converted into the right to receive $52.65 per share in cash plus an additional cash amount per share based on the after-tax value of the Company’s stake in Evolent at closing. Such additional amount will fluctuate between signing and closing.

Based on the closing trading price of Evolent’s Class A common stock on August 28, 2017, stockholders would receive total cash consideration per share of approximately $54.29 in the merger, representing a premium for stockholders of approximately 50% to the closing price of the Company’s common stock on the NASDAQ on January 11, 2017, which was the last trading day prior to the public disclosure of a significant minority investment in the Company.

“Our board of directors and executive leadership team conducted a thorough review of strategic alternatives for the Company. After careful consideration, we determined that transactions with Optum and Vista Equity Partners allow us to accelerate the success of our health care and education businesses while realizing immediate value for stockholders,” said Robert Musslewhite, chairman and chief executive officer of The Advisory Board Company. “We believe this is the best course of action for our stockholders, members and employees, and is a testament to our employees’ commitment, dedication and hard work in executing our plan and continuing to deliver outstanding value to our members.”

Health Care Merger

The Advisory Board Company’s industry-leading independent research, strategic health care advisory services, and strong capabilities in analytics will complement Optum’s products and services for the benefit of health care stakeholders. At the same time, Optum’s exceptional data analytics resources, operational expertise in delivering large-scale solutions and services and investment capital will strengthen The Advisory Board Company’s offerings and enable it to expand more fully into new health care markets. By developing best-practice solutions and a comprehensive health care focused advisory business, the combined organization will help its members and clients respond to changing market dynamics and improve the health system for everyone. Optum will preserve the objectivity and enhance the range, impact and value of The Advisory Board Company’s research for its members, while offering a broader range of advisory and technology capacities to enhance the value it delivers to its members.

“By working together, The Advisory Board Company and Optum will provide deeper strategic insights and practical operational value to clients who are looking for ways to enhance care and respond to the changing market dynamics of the health care system,” said Larry Renfro, CEO, Optum.

The Board of Directors of The Advisory Board Company unanimously approved the merger agreement and has recommended that the Company’s stockholders adopt the merger agreement. The merger is expected to close by the end of 2017 or in early 2018 and is contingent on the approval of the Company’s stockholders. The merger is subject to the satisfaction or waiver of certain other closing conditions, including U.S. antitrust clearance and the closing of the sale of the education business. It is not subject to a financing condition. Elliott Management has agreed to vote its shares in support of the merger at the upcoming stockholder meeting.

Sale of the Education Business

As a Vista Equity Partners portfolio company, EAB will operate as a standalone business dedicated to serving the interests of its members and able to more fully realize growth opportunities in a dynamic industry. Vista Equity Partners has significant experience in building and growing strong and durable businesses, along with a deep knowledge of the education industry. It invests in businesses with an established customer base, high customer retention, superior return on investment and strong recurring revenue, led by experienced management teams with a long-term perspective.

“Operating at the intersection of research, data and technology, EAB delivers valuable services to help its member educational institutions grow and thrive,” said Robert F. Smith, Founder, Chairman and CEO of Vista Equity Partners. “We look forward to working with EAB’s experienced management team to scale its best-in-class thought leadership to its loyal and expanding member base.”

The sale of the education business is expected to close by the end of 2017 or in early 2018 and is subject to the satisfaction or waiver of certain closing conditions, including U.S. antitrust clearance. In addition, the Company’s obligation to close the sale of the education business is subject to the satisfaction of the closing conditions under the merger agreement. The sale of the education business is not subject to a financing condition and does not require approval of the Company’s stockholders.

Goldman, Sachs & Co. LLC and Allen & Company LLC are acting as financial advisors to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to the Company. Evercore and Macquarie Capital are serving as financial advisors to Vista Equity Partners, and Kirkland & Ellis LLP is serving as its legal counsel.

About The Advisory Board Company

Headquartered in Washington, D.C., with offices worldwide, The Advisory Board Company is a best practices firm that uses a combination of research, technology and consulting to improve the performance of approximately 5,700 health care organizations and educational institutions. The Advisory Board Company forges and finds the best new ideas and proven practices from its network of thousands of leaders, then customizes and hardwires them into every level of member organizations, creating enduring value.

Advisory Board, the health care business of The Advisory Board Company, is a best practices firm that uses a combination of research, technology and consulting to improve the performance of more than 4,400 health care organizations. For more information, visit www.advisory.com.

EAB, the education business of The Advisory Board Company, is a best practices firm that uses a combination of research, technology and services to improve the performance of more than 1,200 educational institutions. For more information, visit www.eab.com.

About Optum

Optum is a leading information and technology-enabled health services business dedicated to helping make the health system work better for everyone. With more than 133,000 people worldwide, Optum delivers intelligent, integrated solutions that help to modernize the health system and improve overall population health. Optum is part of UnitedHealth Group (NYSE:UNH). For more information, visit www.optum.com.

About Vista Equity Partners

Vista Equity Partners, a U.S.-based investment firm with offices in Austin, San Francisco, Chicago, and Oakland with more than $30 billion in cumulative capital commitments, currently invests in software, data and technology-enabled organizations led by world-class management teams with long-term perspective. Vista Equity Partners is a value-added investor, contributing professional expertise and multi-level support towards companies realizing their full potential. Vista Equity Partner’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. For more information, please visit www.vistaequitypartners.com.

Media Contacts

The Advisory Board Company

Robert Borchert

202-266-6240

rborchert@advisory.com

Vista

Alan H. Fleischmann

202-776-7776

vista@laurelstrategies.com

Optum

Matt Stearns

202-383-6434

matt.stearns@optum.com

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” as defined under U.S. federal securities laws about the proposed transaction. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements are based on current plans, estimates and expectations that are subject to risks and uncertainties. We caution that actual results could differ materially from expected results, depending on the outcome of certain factors, including (i) the failure to satisfy the conditions to the completion of the transactions, including the sale of The Advisory Board Company’s education business to Vista Equity Partners, approval of the proposed merger by The Advisory Board Company’s stockholders and the receipt of regulatory approvals on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or the education purchase agreement; (iii) there may be a material adverse change regarding The Advisory Board Company or its health care business or its education business, (iv) the failure to complete or receive the anticipated benefits from the transactions; (v) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (vi) the retention of certain key employees at The Advisory Board Company; (vii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the arrangement; (viii) risks related to diverting management attention from ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against UnitedHealth Group, Optum, The Advisory Board Company or Vista Equity Partners related to the transactions; (x) there may be changes in economic conditions, financial markets, interest rates, political conditions or changes in federal or state laws or regulations; (xi) there may be changes in the market price of Evolent Health, Inc.’s Class A common stock; and (xii) the other factors relating to UnitedHealth Group and The Advisory Board Company discussed in “Risk Factors” in their respective Annual Reports on Form 10-K for the most recently ended fiscal year, and in their other filings with the Securities and Exchange Commission (SEC), all of which are available at http://www.sec.gov. None of The Advisory Board Company, UnitedHealth Group or Vista Equity Partners assume any obligation to update or revise this communication as a result of new information, future events or otherwise, except as otherwise required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

The proposed merger will be submitted to the stockholders of The Advisory Board Company for their consideration. This communication may be deemed to be solicitation material in connection with the proposed merger. The Advisory Board Company and UnitedHealth Group intend to file materials relevant to the proposed merger with the SEC, including The Advisory Board Company’s proxy statement on Schedule 14A. This communication is not a substitute for the proxy statement or any other document that The Advisory Board Company may send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISIONS, THE ADVISORY BOARD COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT FOR THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Copies of the proxy statement and other relevant materials, when filed, will be available free of charge on the SEC’s web site at http://www.sec.gov or on The Advisory Board Company’s website at http://investors.advisoryboardcompany.com/Docs/.

Participants in Solicitation

The Advisory Board Company and its directors and executive officers are deemed to be participants in the solicitation of proxies from stockholders of The Advisory Board Company in connection with the proposed merger.

Information about The Advisory Board Company’s directors and executive officers and their ownership of The Advisory Board Company’s common stock can be found in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 16, 2017, in its Definitive Proxy Statement for its 2017 Annual Meeting of Stockholders filed with the SEC on April 21, 2017 and on The Advisory Board Company’s website at https://www.advisoryboardcompany.com/.

Investors may obtain additional information regarding the interest of such participants by reading the proxy statement and other materials to be filed with the SEC in connection with proposed merger when they become available.

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